Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-272784 and 333-272782) and Form S-8 (Nos. 333-185633, 333-182991, 333-75768, 333-140629, 333-152748, 333-157548, 333-165044, 333-171308, 333-178622, 333-194284, 333-226393, 333-228499, 333-237869, 333-274691 and 333-275433) of ONEOK, Inc. of our report dated February 27, 2024, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tulsa, Oklahoma
February 27, 2024